UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2014

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Commercial Vehicle Group, Inc. (the “Company”) approved the Commercial Vehicle Group, Inc. 2013 Bonus Plan (the “2013 Bonus Plan”), as described in a Current Report on Form 8-K filed on March 8, 2013. On February 20, 2014, the Compensation Committee determined that, in lieu of paying bonuses under the 2013 Bonus Plan to the Company’s named executive officers in cash, the Company will pay the equivalent value in shares of restricted stock. These shares of restricted stock will be issued on March 7, 2014 in a number of shares equal to the value of the named executive officer’s bonus divided by the closing price of the Company’s common stock on that date. Based on the Company’s performance in 2013 and the formula in the 2013 Bonus Plan, bonuses will be paid at 15.6% of target, which reflects the Compensation Committee’s determination to weight performance for the second half of 2013 by 75% and performance for the first half of 2013 by 25% in light of the changes in the Company’s executive management and business plan in the second half of the year, resulting in a slightly lower payout to the Company’s named executive officers. There were no other changes to the formula set forth in the 2013 Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

February 25, 2014	By:	/s/ Richard P. Lavin
	Name:	Richard P. Lavin
	Title:	President and Chief Executive Officer